EXHIBIT 32.1

Certifications of Chief Executive Officer and Chief Financial Officer

pursuant to 18 U.S.C. Section 1350,

as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

I, Creighton K. Early, Chief Executive Officer of DPAC Technologies Corp. (the “Company”), certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge the Quarterly Report of DPAC Technologies Corp. on Form 10-Q for the quarterly period ended August 31, 2005, as filed with the Securities and Exchange Commission (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ CREIGHTON K. EARLY
Creighton K. Early
Chief Executive Officer
October 13, 2005

I, Stephen J. Vukadinovich, Chief Financial Officer of DPAC Technologies Corp. (the “Company”), certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge the Quarterly Report of DPAC Technologies Corp. on Form 10-Q for the quarterly period ended August 31, 2005, as filed with the Securities and Exchange Commission (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ STEPHEN J. VUKADINOVICH
Stephen J. Vukadinovich
Chief Financial Officer
October 13, 2005